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                                                                   EXHIBIT 23(a)

                              CONSENT OF KPMG LLP

                               [KPMG Letterhead]

The Board of Directors
Canadian National Railway Company

   We consent to the incorporation by reference in the joint proxy statement/circular/prospectus on Form F-4 and Form S-4 of Canadian National Railway Company and North American Railways, Inc. of our reports dated January 19, 1999 relating to the consolidated financial statements of Canadian National Railway Company as at December 31, 1998 and 1997 for each of the years in the three-year period ended December 31, 1998. These reports appear in the 1998 Annual Report to the Shareholders of Canadian National Railway Company included in the annual report on Form 40-F of Canadian National Railway Company for the fiscal year ended December 31, 1998.

   We also consent to the incorporation by reference of our reports dated January 25, 2000 relating to the consolidated financial statements of Canadian National Railway Company as at December 31, 1999 and 1998 for each of the years in the three-year period ended December 31, 1999. These reports appear in the Report of Foreign Issuer on Form 6-K filed March 10, 2000.

   We consent to the incorporation in the joint proxy statement/circular/prospectus on Form F-4 and Form S-4 of Canadian National Railway Company and North America Railways, Inc. of our report dated January 5, 2000 relating to the consolidated balance sheet of North American Railways, Inc. as at December 31, 1999.

   We also consent to the reference to us under the heading "Experts" in such statement.

                                          /s/ KPMG LLP

KPMG LLP

Montreal, Canada

March 10, 2000